UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
________
FORM 8-A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-128657
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

88 Danbury Road, Suite 2A	06897
Wilton, Connecticut	(Zip Code)
(Address of Principal Executive Offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

If this form relates to the registration of a class of securities	If this form relates to the registration of a class of
pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check following box. [ ]	securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  None

      Securities to be registered pursuant to Section 12(g) of the Act:

      Series A Junior Preferred
      Stock Purchase Rights
       ______________________________________________________________________________________
(Title of Class)

EXPLANATORY NOTE

Startech Environmental Corporation (the “Corporation”) hereby amends Items 1 and 2 of its registration statement on Form 8-A, as filed with the Securities and Exchange Commission on July 27, 2009 (the “Form 8-A”), as follows:

Item 1.   Description of Registrant’s Securities to be Registered

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On August 24, 2009, the Corporation entered into Amendment No. 1 (“ Amendment No. 1”) to the Rights Agreement.  Amendment No. 1 extends the “Expiration Date,” as defined in the Rights Agreement, from August 24, 2009 to September 23, 2009, provided that if the Rights shall become exercisable at or before the close of business on September 23, 2009, the “Expiration Date” shall mean August 24, 2014.

Item 2.   Exhibits.

Item 2 of the Form 8-A is amended and supplemented by adding the following:

4.2           Amendment No. 1, dated as of August 24, 2009, to Rights Agreement, dated as of July 24, 2009, between Startech Environmental Corporation and Corporate Stock Transfer, Inc., as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 24, 2009).

99.3         Press Release, dated as of August 24, 2009 (Incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 24, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    STARTECH ENVIRONMENTAL CORPORATION

                                   By:     /s/ Peter J. Scanlon
                                     Peter J. Scanlon
                                     Chief Financial Officer
Date: August 24, 2009